EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                             ANNIE'S HOMEGROWN, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                      THREE MONTHS ENDED DECEMBER 31, 1998

Basic Computation
-----------------

     Net loss per statement of operations                              $ (232)
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,540

     Basic loss per common share                                       $ (.05)
                                                                       =======



Diluted Computation
-------------------

     Net loss per statement of operations                               $(232)
                                                                        ======

     Weighted average number of common
      shares outstanding                                                4,540

     Stock options                                                        120

     Weighted average number of common
      shares as adjusted                                                4,660

     Diluted loss per common share                                     $ (.05)
                                                                      ========

                             ANNIE'S HOMEGROWN, INC.
              COMPUTATION OF EARNINGS PER COMMON SHARE (CONTINUED)
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                      THREE MONTHS ENDED DECEMBER 31, 1999

Basic Computation
-----------------

     Net income per statement of operations                            $   62
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,710

     Basic income per common share                                     $  .01
                                                                       =======



Diluted Computation
-------------------

     Net income per statement of operations                            $   62
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,710

     Weighted average number upon conversion
      Of Preferred Stock                                                1,000

     Stock options                                                         90

     Weighted average number of common
      shares as adjusted                                                5,800

     Diluted income per common share                                   $  .01
                                                                       ========

                             ANNIE'S HOMEGROWN, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                       NINE MONTHS ENDED DECEMBER 31, 1998

Basic Computation
-----------------

     Net loss per statement of operations                              $ (689)
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,546

     Basic loss per common share                                       $ (.15)
                                                                       =======


Diluted Computation
-------------------

     Net loss per statement of operations                              $ (689)
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,546

     Stock options                                                        120

     Weighted average number of common
      shares as adjusted                                                4,666

     Diluted loss per common share                                     $ (.15)
                                                                       =======

                             ANNIE'S HOMEGROWN, INC.
              COMPUTATION OF EARNINGS PER COMMON SHARE (CONTINUED)
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                       NINE MONTHS ENDED DECEMBER 31, 1999

Basic Computation
-----------------

     Net income per statement of operation                             $   60
                                                                       ======

     Weighted average number of common
      shares outstanding                                                4,717

     Basic income per common share                                     $  .01
                                                                       ======


Diluted Computation
-------------------

     Net income per statement of operations                            $   60
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,717

     Weighted average number upon conversion
      Of Preferred Stock                                                1,000

     Stock options                                                         90

     Weighted average number of common
      shares as adjusted                                                5,807

     Diluted income per common share                                   $  .01
                                                                       =======